                                                                   EXHIBIT 10.35

                             SEVERANCE AGREEMENT
                             --------------------

THIS SEVERANCE AGREEMENT is made and entered into this 14th day of January, 2000, between Ernest R. Miller ("Employee") and Danka Office Imaging Company and its parent, subsidiary and related companies, their officers, directors, agents, employees, or assigns ("Employer").

The purpose of this Severance Agreement is to set forth the terms and conditions between Employee and Employer in the event they terminate their employment relationship on conditions stated herein. The parties agree as follows:

1.   Termination. Subject to the terms and conditions set forth herein and in
     -----------
     the attached Release, Employee and Employer agree that, this agreement shall become effective if and when employee's employment with employer is involuntarily terminated by Employer for other than just cause attributed to Employee.

2.   Employer's Payments. In the event of Termination as herein described, the
     -------------------
     parties agree that Employee shall receive the following from Employer in consideration of the promises made herein and employee's compliance with the terms of this Severance Agreement.

        Employer shall, upon Employee's Termination, make bi-weekly payments of Fourteen Thousand Seven Hundred and Sixty-Nine Dollars and Twenty-Three Cents, ($14,769.23) each, less, in each case, customary payroll deductions through the period ending twelve (12) months from the date of Employee's Termination (the "Severance Period").

3.   Full Compensation. The consideration set forth in paragraph 2 will
     -----------------
     compensate the Employee for any and all claims arising out of Employee's employment with and Termination from employment with Employer and Termination of employment, including but not limited to claims for attorney's fees and costs, any and all claims for any type of legal, equitable, or statutory relief, and for Employee's future compliance with the terms and conditions of this Severance Agreement.

4.   Records, Documents and Property. Employee represents and warrants that
     -------------------------------
     Employee has not taken, or within seven (7) days of Termination, will return any of Employer's property, including but not limited to computer data, documents and tangible items pertaining to Employer, as well as all credit cares, keys, access codes and/or other records, documents or property.

5.   General Release of the Employer. In consideration of Employee's entitlement
     -------------------------------
     to the payments and other undertakings stated herein, Employee agrees to sign and be bound by the terms of the Release attached herewith as Exhibit A on Employee's last day of work with Employer. Employer's obligation to make such payments shall commence on the expiration of all rescission periods applicable to such release.

1/14/00

6. The parties agree that this Agreement applies only to a Termination by Employer as described herein. Nothing herein changes Employee's status as an employee-at-will. Employer reserves the right to reassign or relocate employee to another position in the company without invoking the severance obligation herein.

7.   Confidentiality.  Employee agrees to forever treat and maintain as
     ---------------
     confidential all information relating to Employer and its business, clients, customers, and prospective clients and customers, including but not limited to Employer's customer lists, prospect files, project files, job processes, financial information, computer information, imaging techniques and methods, business strategies, pricing information, sales and marketing plans, and all other information which is not generally known outside the Employer.

     Employee also agrees that the terms of this Severance Agreement and attached Release, and the facts surrounding Employee's employment and Termination from employment with Employer shall forever be treated as confidential by Employee, who shall not disclose their terms to anyone, except that Employee may disclose the terms of this agreement to Employee's legal counsel, accountant and any prospective employer (collectively referred to as "Confidential Persons"). Said Confidential Persons shall be bound by the Employee's duties of confidentiality. In the event of a breach by Employee or any Confidential Person of the terms of this paragraph, any remaining payments to Employee shall cease and employee shall immediately reimburse Employer for all payments made under this Agreement and the Employer shall be relieved of all other duties under this Agreement.

8.   Employer's Remedies.  Employee acknowledges that the violation of Any of
     -------------------
     the terms of this Severance Agreement will cause irreparable harm to Employer and agrees that, in addition to any other relief afforded by law, an injunction against the violation of the Severance Agreement and Release may issue against employee. Both damages and an injunction shall be proper modes of relief and are not alternative remedies. If the employer commences any action in equity to specifically enforce any of its rights under this Severance Agreement, Employee waives and agrees not to assert the defense Employer has an adequate remedy at law. All payments under this Severance shall cease upon employee's violation of any of its terms.


9.   Non-Compete.  Employee agrees that in return for the payments hereunder,
     -----------
     during the Severance Period, Employee shall refrain from soliciting, encouraging, or enticing any current employees of Employer to seek or accept employment with another entity. In addition, during the Severance Period, Employee will not accept employment and engage in, as an employee, consultant, independent contractor or otherwise, activities or duties with any company, individual or entity which compete, directly or indirectly, with any of Danka's lines of business including, but not limited to, the sales and service of copiers, facsimile equipment and related supplies and the providing of facilities management, document output or related services. Employer may immediately and irrevocably cease payment of any sums yet due and owing under this Agreement in the event of Employee's violation of this or any other provision of this Agreement.

1/14/00

10.  Non-Disparagement.  Employee agrees to refrain from making any negative or
     -----------------
     disparaging remarks concerning Employer, its owners, directors, officers, employees, customers, vendors, or its products or services.

11.  Cooperation.  As further consideration for the payments hereunder, Employee
     -----------
     agrees to make himself available to assist in the transition of any company business to any individual designated by employer, on an "as needed" basis for a period not to exceed 90 days from date of Termination. Should any travel or other expense be incurred by Employee during such transition, Employer will reimburse Employee for such expense. In addition, Employee agrees to cooperate fully in any litigation or other dispute involving Employer to which Employee is or becomes a material witness. Employee agrees to attend and give testimony at depositions, arbitrations, trials and any other procedure or dispute resolution upon reasonable notice by Employer.

12.  Non-Admission.  Nothing in this Severance Agreement or Release is intended
     -------------
     to be, nor will be deemed to be, an admission of liability by Employer that it has violated any state, federal or local statute, local ordinance, administrative regulation, or principle of common law, or that it has engaged in any wrongdoing.

13.  Non-Assignment.  The parties agree that this Severance Agreement and
     --------------
     Release will not be assignable by either party unless the other party agrees in writing, except that Employer may assign such agreement in the event there is a sale or disposition of any portion or division of Employer which affects Employee position with Employer.

14.  Merger.  This Severance Agreement and Release supersedes all prior oral and
     ------
     written agreements and communications between the parties. Employee agrees that any and all claims which Employee might have had against Employer are fully released and discharged by this Severance Agreement and Release, and that the only claims which may hereafter be asserted against Employer may be based only on an alleged breach of the terms of the Severance Agreement.

15.  Entire Agreements.  This Severance Agreement and Release constitute the
     -----------------
     entire agreements between the parties with respect to Employee's Termination from employment with the Employer. The parties agree that there were no inducements or representations leading to the execution of this Severance Agreement or the Release, except as stated herein.

16.  Invalidity.  In case any one or more of the provisions of this Severance
     ----------
     Agreement and Release shall be deemed invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Severance Agreement and release will not in any way be affected or impaired.

1/14/00

17.  Voluntary and Knowing Action.  Employee acknowledges that Employee has been
     ----------------------------
     represented and advised by an attorney, or has had the full opportunity to secure such advice, and has read and understands the terms of this Severance Agreement and Release, and is voluntarily entering into the Severance Agreement and Release to effectuate Termination from Employer.

18.  Rescission.  Employee may rescind this Agreement within seven (7) calendar
     ----------
     days to reinstate federal civil rights claims (if any) and within fifteen
     (15) calendar days to reinstate claims under the Florida Human Rights Act (if any). To be effective, any rescission within the relevant time periods must be in writing and delivered to Employer, addressed to Ricardo A. Davis, Senior Vice President, Human Resources, Danka, 11201 Danka Circle North, St. Petersburg. Florida, 33716, either by hand or by mail within the appropriate period.

     If sent by mail, the rescission must be (1) postmarked within the relevant period; (2) properly addressed to Ricardo A. Davis, Senior Vice President Human Resources, Danka, 11201 Danka Circle North, St. Petersburg, Florida 33716; and (3) sent by certified mail, return receipt requested.

19.  Governing Law.  This Severance Agreement and Release of Claims will be
     -------------
     construed and interpreted in accordance with the laws of the State of Florida.

20.  Counterparts.  This Severance Agreement may be executed simultaneously in
     ------------
     two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties, hereto have executed this Severance Agreement as of the day and year first above written.

                                            EMPLOYEE:

                                            /s/ Ernest R. Miller
                                            -----------------------------------

Dated:    1/22/, 2000                       President & GM, DSI
          -----------                       -----------------------------------

Dated:     1/14, 2000                       EMPLOYER:
          -----------                          DANKA

                                                By  R. A. Davis
                                                    ---------------------------

                                                Its Sr. Vice President, HR
                                                    ---------------------------
1/14/00
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[LOGO OF DANKA APPEARS HERE]

--------------------------------------------------------------------------------

DATE: April 7, 2000

TO:   Randy Miller

FROM: Ricardo A. Davis
      Senior Vice President,
      Human Resources

RE:   Severance Agreement Addendum

===============================================================================

This will serve as an addendum to the Severance Agreement entered into on January 14, 2000, revising Paragraph 2, Section 6 to read:

      "The parties agree that this Agreement applies only to a Termination by Employer as described herein. Nothing herein changes Employees status as an employee-at-will. Employer reserves the right to reassign employee to another position in the company without invoking the severance obligation herein, except that a reassignment resulting in a base salary reduction of 20% or greater, or more than fifty miles in work location, will invoke the severance obligation herein."

Should you have any questions, please do not hesitate to contact me.


RAD:mll

cc:  David Berg